MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW


901 NEW YORK AVENUE, N.W.                             1900 SOUTH ATHERTON STREET
SUITE 210 EAST                                                         SUITE 101
WASHINGTON, D.C.  20001                                  STATE COLLEGE, PA 16801
(202) 434-4660                                                    (814) 272-3502
FACSIMILE: (202) 434-4661                              FACSIMILE: (814) 272-3514




May 18, 2006

Parke Bancorp, Inc.
601 Delsea Drive
Washington Township, New Jersey 08080

         RE:       Registration Statement on Form S-8:
                   ----------------------------------
                   Parke Bancorp, Inc. 2005 Stock Option Plan

Gentlemen:

         We have acted as special counsel to Parke Bancorp, Inc., a New Jersey corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 276,000 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued upon the exercise of options for 276,000 shares of Common Stock granted under the Parke Bancorp, Inc. 2005 Stock Option Plan (the "Plan"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plan will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.


                                                    Sincerely,


                                                    /s/Malizia Spidi & Fisch, PC
                                                    ----------------------------
                                                    Malizia Spidi & Fisch, PC